EXHIBIT 2.2

140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

mLight Tech, Inc.
Name of **merging** entity

Florida | Corporation
Jurisdiction | Entity type *

CX Network Group, Inc.
Name of **merging** entity

Nevada | Corporation
Jurisdiction | Entity type *

Name of **merging** entity

Jurisdiction | Entity type *

Name of **merging** entity

Jurisdiction | Entity type *

and,

CX Network Group, Inc.
Name of **surviving** entity

Nevada | Corporation
Jurisdiction | Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 1-5-15

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

mLight Tech, Inc.

Name of **merging** entity, if applicable

CX Network Group, Inc.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

CX Network Group, Inc.

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 1-5-15

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 1-5-15

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: July 11, 2017 **Time:** 8:00am PST

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 1-5-15

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

mLight Tech, Inc.
Name of merging entity

X [signature] CEO, CFO and Director 07/06/2017
Signature Title Date

CX Network Group, Inc.
Name of merging entity

X [signature] CEO, CFO and Director 07/06/2017
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

and,

CX Network Group, Inc.
Name of surviving entity

X [signature] CEO, CFO and Director 07/06/2017
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15

Reset

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AGREEMENT AND PLAN OF MERGER

OF

MLIGHT TECH, INC., A FLORIDA CORPORATION

AND

CX NETWORK GROUP, INC., A NEVADA CORPORATION

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of July 3, 2017, made and entered into by and between mLight Tech, Inc., a Florida corporation ("MLGT "), and CX Network Group, Inc., a Nevada corporation ("CXNG"), which corporations are sometimes referred to herein as the "Constituent Corporations."

W I T N E S S E T H:

WHEREAS, MLGT is a corporation organized and existing under the laws of the State of Florida, having been incorporated on September 2, 2010 under the laws of the State of Florida under the Florida Business Corporation Act (the “FBCA”); and

WHEREAS, CXNG is a wholly owned subsidiary corporation of MLGT, having been incorporated under the laws of the State of Nevada under the Nevada Revised Statutes (the “NRS”) on June 28, 2017; and

WHEREAS, the respective Boards of Directors of MLGT and CXNG have determined that it is desirable to merge MLGT with and into CXNG and that CXNG shall be the surviving corporation (the "Merger") in compliance with Section 607.1104 of the FBCA and Section 92A 190 of the NRS; and

WHEREAS, the parties intend by this Agreement to effect a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, MLGT and CXNG hereto agree as follows:

ARTICLE I

MERGER

1.1 On the effective date of the Merger (the "Effective Date"), as provided herein, MLGT shall be merged with and into CXNG, the separate existence of MLGT shall cease and CXNG (hereinafter sometimes referred to as the "Surviving Corporation") shall continue to exist under the name of “CX Network Group, Inc.” by virtue of, and shall be governed by, the laws of the State of Nevada.

1.2 The registered agent of the Surviving Corporation in the State of Nevada will be The Corporation Trust Company of Nevada and the registered office will be 701 S Carson St STE 200 Carson City, NV 89701-5239.

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ARTICLE II

ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

2.1 The Articles of Incorporation of the Surviving Corporation, attached hereto as Exhibit A, as in effect on the date hereof, shall be the Articles of Incorporation of CXNG (the "CXNG Charter") without change, unless and until amended in accordance with Article VIII of this Agreement or otherwise amended in accordance with applicable law.

ARTICLE III

BYLAWS OF THE SURVIVING CORPORATION

3.1 The Bylaws of the Surviving Corporation, as in effect on the date hereof shall be the Bylaws of CXNG (the "CXNG Bylaws") without change, unless and until amended in accordance with Article VIII of this Agreement or otherwise amended in accordance with applicable law.

ARTICLE IV

EFFECT OF MERGER ON STOCK OF CONSTITUENT CORPORATIONS

4.1 On the Effective Date, (i) each fifteen (15) outstanding shares of Common Stock of MLGT, par value $0.0001 per share (the "MLGT Common Stock") shall be converted into one (1) share of common stock, par value $0.0001 per share, of CXNG (the "CXNG Common Stock"), and (ii) each outstanding share of CXNG Common Stock held by MLGT immediately prior to the Merger shall be retired and canceled.

4.2 All options and rights to acquire MLGT Common Stock, and all outstanding warrants or rights outstanding on the Effective Date to purchase MLGT Common Stock, will automatically be converted into equivalent options, warrants and rights to purchase the number of shares of CXNG Common Stock at 15:1 basis at 1500% of the exercise, conversion or strike price of such converted options, warrants and rights.

4.3 After the Effective Date, (i) certificates representing shares of MLGT Common Stock will represent shares of CXNG Common Stock, and upon surrender of the same to the transfer agent for MLGT, who also shall serve as the transfer agent for CXNG, the holder thereof shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of MLGT Common Stock into which such shares of CXNG Common Stock.

ARTICLE V

CORPORATE EXISTENCE, POWERS AND LIABILITIES OF THE SURVIVING

CORPORATION

5.1 On the Effective Date, the separate existence of MLGT shall cease. MLGT shall be merged with and into CXNG, the Surviving Corporation, in accordance with the provisions of this Agreement. Thereafter, CXNG shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; all singular rights, privileges, powers and franchises of MLGT and CXNG, and all property, real, personal and mixed and all debts due to each of them on whatever account, shall be vested in CXNG; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of CXNG, the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate, whether by deed or otherwise, vested in MLGT and CXNG, or either of them, shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon the property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of MLGT shall thenceforth attach to CXNG, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

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5.2 MLGT agrees that it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments and will take or cause to be taken such further or other action as the Surviving Corporation may deem necessary in order to vest in and confirm to the Surviving Corporation title to and possession of all the property, rights, privileges, immunities, powers, purposes and franchises, and all and every other interest of MLGT and otherwise to carry out the intent and purposes of this Agreement.

ARTICLE VI

OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

6.1 Upon the Effective Date, the officers and directors of MLGT shall become the officers and directors of CXNG, and such persons shall hold office in accordance with the CXNG Bylaws until their respective successors shall have been appointed or elected.

6.2 If upon the Effective Date, a vacancy shall exist in the Board of Directors of the Surviving Corporation, such vacancy shall be filled in the manner provided by the CXNG Bylaws.

ARTICLE VII

DISSENTING SHARES

7.1 Holders of shares of MLGT Common Stock who have complied with all requirements for perfecting their rights of appraisal set forth in Chapters 607.1301 to 607.1333 of the FBCA shall be entitled to their rights under Florida law with payments to be made by the Surviving Corporation.

ARTICLE VIII

APPROVAL BY SHAREHOLDERS, EFFECTIVE DATE, CONDUCT OF BUSINESS

PRIOR TO EFFECTIVE DATE

8.1 Promptly after the approval of this Agreement by the requisite number of shareholders of MLGT, the respective Boards of Directors of MLGT and CXNG will cause their duly authorized officers to make and execute Articles of Merger or other applicable certificates or documentation effecting this Agreement and shall cause the same to be filed with the Secretaries of State of Florida and Nevada, respectively, in accordance with the FBCA and the NRS. The Effective Date shall be the later date on which Articles of Merger are filed with the Secretary of State of Nevada and the Secretary of State of Florida and obtaining a market effective date from FINRA.

8.2 The Boards of Directors of MLGT and CXNG may amend this Agreement and the CXNG Charter or CXNG Bylaws at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of MLGT may not (i) change the amount or kind of shares to be received in exchange for or on conversion of the shares of the MLGT Common Stock; or (ii) alter or change any of the terms and conditions of this Agreement or the CXNG Charter or CXNG Bylaws if such change would adversely affect the holders of the MLGT Common Stock.

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ARTICLE IX

TERMINATION OF MERGER

9.1 This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of MLGT and CXNG.

ARTICLE X

MISCELLANEOUS

10.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to its principles of conflicts of law.

10.2 EXPENSES. If the Merger becomes effective, the Surviving Corporation shall assume and pay all expenses in connection therewith not theretofore paid by the respective parties. If for any reason the Merger shall not become effective, MLGT shall pay all expenses incurred in connection with all the proceedings taken in respect of this Merger Agreement or relating thereto.

10.3 AGREEMENT. An executed copy of this Merger Agreement will be on file at the principal place of business of the Surviving Corporation and, upon request and without cost, a copy thereof will be furnished to any shareholder.

10.4 COUNTERPARTS. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

CX Network Group, Inc.
a Nevada corporation

By:	/s/ Huibin Su
Huibin Su, Chief Executive Officer

MLIGHT TECH, INC.,
a Florida corporation

By:	/s/ Huibin Su
Huibin Su, Chief Executive Officer

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Exhibit A

Articles of Incorporation

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20170277299-16
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 06/28/2017 9:20 AM
	Entity Number: E0307272017-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: CX Network Group, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: The Corporation Trust Company of Nevada
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 25,000,000 | Par value per share: $ 0.0001 | Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Huibin Su
Name
Room 503, 5th Garden St. | Guangzhou | CH | 510000
Street Address | City | State | Zip Code

2) Jiyin Li
Name
No. 12, 5th Buidling, No. 2 Dirun Rd. | Zhengzhou | CH | 450000
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:
any lawful business to be conducted under NRS.

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Huibin Su | X [signature]
Name | Incorporator Signature

Rm. 1205, 1A building, Xuefu Road | Shenzhen | CH | 518005
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] | 6/27/2017
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15

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Addendum to ARTICLES OF INCORPORATION
OF
CX Network Group, Inc.

Article III

The authorized capital is made up of one class:

(a) 20,000,000 shares of Common Stock, with $.0001 par value per share, amounting to $2,000;
(b) 5,000,000 shares of Preferred Stock, with $.0001 par value per share, amounting to $500.

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SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CX NETWORK GROUP, INC.**, did on June 28, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 28, 2017.

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Stephanie Morrow
Certificate Number: C20170628-0678
You may verify this certificate online at **http://www.nvsos.gov/**

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